UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):      February 5, 2004

                          MONARCH CASINO & RESORT, INC.
             (Exact name of registrant as specified in its charter)


          NEVADA                     0-22088                  88-0300760
(State or other jurisdiction       (Commission             (I.R.S. Employer
      of incorporation)             File Number)          Identification No.)


     1175 W. Moana Lane, Suite 200
            Reno, NEVADA                                          89509
(Address of Principal Executive Offices)                        (Zip Code)



                                 (775)825-3355
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
              ----------------------------------------------------
          (Former name or former address, if changed since last report)


ITEM 5.  Other Events and Regulation F-D Disclosure

     On February 5, 2004, Monarch Casino & Resort, Inc. (the "Company") issued a press release announcing that the litigation commenced in April 2003 against the City of Reno and other interested parties petitioning the Second Judicial District Court of Nevada to review the City of Reno's decision to enter into an agreement for the acquisition and relocation of the Old Reno Casino in downtown Reno, to condemn the real property occupied by the Old Reno Casino, to declare the agreement null and void and to preclude the City of Reno from condemning the real property has been settled.


ITEM 7.  Financial Statements and Exhibits

     (c) Exhibits

         99  Text of press release dated February 5, 2004.









































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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          MONARCH CASINO & RESORT, INC.
                                          (Registrant)


Date:    February 6, 2004                 By: /s/ Ben Farahi
                                              -------------------------------
                                          Name:   Ben Farahi
                                          Title:  Chief Financial Officer,
                                                  Treasurer and Secretary











































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                                                                    Exhibit 99

                                PRESS RELEASE

MONARCH CASINO & RESORT, INC. ANNOUNCES SETTLEMENT OF ITS LAWSUIT AGAINST CITY
                       OF RENO AND OTHER THIRD PARTIES

     Reno, NV - February 5, 2004 - Monarch Casino & Resort, Inc. (Nasdaq: MCRI) (the "Company") today announced that the litigation commenced in April 2003 against the City of Reno and other interested parties petitioning the Second Judicial District Court of Nevada to review the City of Reno's decision to enter into an agreement for the acquisition and relocation of the Old Reno Casino in downtown Reno, to condemn the real property occupied by the Old Reno Casino, to declare the agreement null and void and to preclude the City of Reno from condemning the real property has been settled. The settlement is expected to become final on February 11, 2004, upon the consent of the Reno City Council. The terms of the settlement, by agreement, are confidential.

     Monarch, through its wholly-owned subsidiary, owns and operates the tropically-themed Atlantis Casino Resort in Reno, Nevada. The Atlantis is the closest hotel-casino to, and is directly across the street from, the Reno-Sparks Convention Center, which completed a $105 million expansion and renovation in August 2002. The Atlantis is recognizable due to its Sky Terrace, a unique structure rising approximately 55 feet from street level and spanning 160 feet across the street with no intermediate support pillars. The Sky Terrace connects the Atlantis to a 16-acre parcel of land owned by the Company that is compliant with all casino zoning requirements, and is suitable and available for future expansion of the Atlantis facilities, and is currently being used by the Company as additional paved parking for the Atlantis. The existing Atlantis site offers almost 1,000 guest rooms in three contiguous high-rise hotel towers and a motor lodge while featuring approximately 51,000 square feet of high-energy casino space with 37 table games and approximately 1,500 slot and video poker machines, a sports book, Keno and a poker room, and a variety of dining choices in the form of nine high-quality food outlets.

       This press release may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 which are subject to change, including, but not limited to, comments relating to the settlement of its lawsuit against the City of Reno and other third parties. The actual results may differ materially from those described in any forward-looking statements. Additional information concerning potential factors that could affect the Company's financial results are included in the Company's Securities and Exchange Commission filings, which are available on the Company's web site.













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